PennantPark Floating Rate Capital Ltd. Enters Into $100 Million Five-Year Credit Facility
NEW YORK, NY -- (Marketwire - June 29, 2011) - PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) has established an initial $100 million senior secured revolving credit facility (the "Credit Facility") through PennantPark Floating Rate Funding I, LLC (“Funding I”), as borrower and a wholly owned subsidiary of the Company, with SunTrust Robinson Humphrey, Inc. ("STRH") acting as administrative agent and through Three Pillars Funding LLC, an asset-backed commercial paper conduit administered by STRH. The Credit Facility contains an accordion feature whereby it can be expanded to $600 million.
"We are pleased to have closed on a Credit Facility of this size and duration. This long-term Credit Facility nicely complements our permanent equity capital base. We now have the added flexibility and capital to expand our investment portfolio on a cost-effective basis. We believe that future borrowings under this Credit Facility will be accretive to our earnings and improve yields for our shareholders," said Chairman and Chief Executive Officer, Arthur H. Penn.
ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.
PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.
FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements." All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.
CONTACT:
PennantPark Floating Rate Capital Ltd.
Aviv Efrat
(212) 905-1000
www.pennantpark.com